Exhibit 99.14

     (Text of graph posted to Ashland Inc.'s website concerning APAC asphalt mix production in tons)


                              APAC Asphaltic Mix Production
                                    (Thousands of Tons)

                2001       2002       2003       2004       2005       2006
               ------     ------     ------     ------     ------     ------
January           566      1,022        945        974      1,015      1,186
February        1,724      1,688      1,291      1,241      1,387      1,369
March           1,785      1,927      1,838      2,215      1,322      1,622
April           3,003      3,201      2,761      2,848      2,529      2,483
May             4,795      4,381      3,866      4,059      3,964      3,453
June            3,349      3,792      3,201      2,970      3,003
July            3,651      3,370      3,387      3,178      2,992
August          4,837      4,702      4,632      4,388      4,190
September       4,500      3,365      3,515      3,101      3,119
October         4,728      3,418      4,335      3,950      3,876
November        2,779      2,359      2,541      2,106      2,491
December        1,763      1,308      1,548      1,717      1,400

